Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE REPORTS ON IMPACT OF HURRICANE HARVEY

All Houston and Beaumont Dealerships & Collision Centers Open to Assist Impacted Customers

HOUSTON, September 5, 2017 — Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced it has completed a preliminary assessment of damages across its Texas dealerships in the aftermath of Hurricane Harvey.

The Company’s top priority is supporting its nearly 3,000 employees in the greater Houston and Beaumont areas of Texas. Approximately 500 of our associates suffered significant property losses from flooding and storm damage. The Company is assisting these employees by providing disaster pay and further financial support from the Group 1 Foundation.

Despite damage to some facilities and inventory due to record-breaking flooding in the region, preliminary assessments indicate all facilities are intact and fully operational. Group 1’s Houston stores reopened on Wednesday, August 30, 2017. The Company’s Beaumont stores reopened on Thursday, August 31, 2017. Total damages associated with the storm are estimated at approximately $15 million. This amount includes insurance deductibles for damaged inventory and facilities, disaster pay for employees, and financial support for team members whose homes flooded.

“Our top priority is supporting our employees in the areas affected by Hurricane Harvey. The size and scope of this disaster is almost beyond comprehension and the losses many of our employees and their family members have suffered is staggering. Our hearts go out to all of those affected by this devastating storm,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Beyond helping our employees, we are also moving quickly to get our stores fully online to support the community’s needs for replacement vehicles. Through some extraordinary efforts by our team, we have all of our stores in both Houston and Beaumont open. And while we did sustain some inventory losses, given that we have over 15,000 units in stock in the impacted area, we are proud of the proactive efforts taken by our dealership teams that greatly protected our new and used inventory. Their actions preserved over 98 percent of our available inventory, which allows us to rapidly assist customers in need of replacement vehicles and service. The Company’s third quarter results will be impacted by both the non-recurring costs highlighted above, as well the impact of the business disruption for an entire week across the Houston region, which represents Group 1’s largest revenue-generating market.”

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 174 automotive dealerships, 228 franchises, and 47 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com